UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

R1 RCM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of R1 RCM Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction with Raven Acquisition Holdings, LLC (“Parent”), and Project Raven Merger Sub, Inc. (“Merger Sub”), in which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated July 31, 2024, among the Company, Parent and Merger Sub.

This Schedule 14A consists of an e-mail distributed by the Company to employees on August 8, 2024.

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R1 Team,

This has been a busy and exciting week at R1. As you know, we announced our agreement with TowerBrook and Clayton, Dubilier & Rice (CD&R) to take the company private, and yesterday morning we announced our second quarter earnings. We have received positive feedback from our customers, partners and other stakeholders. None of this would be possible without your dedication and hard work in support of the company.

In connection with the transaction, we want to share that TowerBrook and CD&R have made the decision to reappoint Joe Flanagan as CEO of R1, effective at closing. As a reminder, we expect closing to occur by the end of the year. I am supportive of this move as R1 approaches its next chapter as a private company. Joe was responsible for leading and helping build the business and has remained closely involved as a member of our Board for the past two years.

Joe will establish a Transition Office for TowerBrook and CD&R between now and close to help plan for operating as a private company after closing. This is a standard and best practice in large-scale M&A, much like we have done during the pre-close period with our own Acclara and CloudMed acquisitions. Until closing, it is business as usual. Joe will not have a decision-making role in the company until after closing, so our current organization and approval processes remain in place.

R1 has continued to build momentum in our business and our Q2 results reflect our position as a leading provider of technology-driven revenue management solutions and the underlying strength of our business. I am focused on working with all of you to capitalize on the opportunities ahead and remain committed as ever on the successful integration of Acclara, the onboarding of Providence, and execution of our technology strategy. We should all be proud of what we continue to accomplish together.

It is important that all of us continue providing the expertise, services and solutions that our customers depend on. Thank you for your efforts to advance our vision of being the revenue management platform of choice for the provider industry.

Lee

Forward-Looking Statements Disclaimer

This communication includes certain “forward-looking statements” within the meaning of the federal securities laws, including statements related to the proposed merger of Project Raven Merger Sub, Inc. with and into R1 RCM Inc. (the “Company”) (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of affiliates of Raven Acquisition Holdings, LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) potential litigation relating to the Transaction that could be instituted against Raven Acquisition Holdings, LLC, the Company or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction, including the diversion management’s attention from the Company’s ongoing business operations will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel in light of the Transaction; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xv) competitive responses to the Transaction, including the possibility that competing offers or acquisition proposals for the Company will be made; (xvi) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (xvii) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Important Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of each of Clayton, Dubilier & Rice, LLC and TowerBrook Capital Partners L.P. intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the proxy statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or provide the definitive proxy statement, the Schedule 13E-3 and a proxy card to each Company stockholder entitled to vote at the meeting relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s website at ir.r1rcm.com or by contacting the Company’s Investor Relations Team at investorrelations@r1rcm.com.

The Transaction will be implemented solely pursuant to the Merger Agreement dated as of July 31, 2024, among the Company, Raven Acquisition Holdings, LLC and Project Raven Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction. Information regarding the Company’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of R1 RCM Inc., which was filed with the SEC on April 12, 2024 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by the Company in connection with the Transaction. Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Michael C. Feiner, filed on May  23, 2024; by Agnes Bundy Scanlan, filed on May  23, 2024; by John B. Henneman, III, filed on May  23, 2024; by Anthony R. Tersigni, filed on May  23, 2024; by Jill Smith, filed on May  23, 2024; by Joseph Flanagan, filed on May  23, 2024; by Jeremy Delinsky, filed on May  23, 2024; by David M. Dill, filed on May  23, 2024; by Bradford Kyle Armbrester, filed on May  23, 2024; by Anthony J. Speranzo, filed on May  23, 2024; by Jennifer Williams, filed on June  3, 2024; by John Sparby, filed on June  3, 2024; by Pamela L. Spikner, filed on June  3, 2024; by Lee Rivas, filed on June  3, 2024; and by Kyle Hicok, filed on June 3, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at ir.r1rcm.com or by contacting the Company’s Investor Relations Team at investorrelations@r1rcm.com.